Exhibit 3.1

BYLAWS OF

PEOPLES FINANCIAL SERVICES CORP.

AMENDED AND RESTATED (EFFECTIVE NOVEMBER 30, 2013)

ARTICLE 1

CORPORATION OFFICE

Section 1.1. The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

Section 1.2. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE 2

SHAREHOLDERS’ MEETINGS

Section 2.1. All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

Section 2.2. The annual meeting of the shareholders shall be held no later than the thirtieth (30th) day of May in each year, when they shall select a Board of Directors and transact such other business as may properly be brought before the meeting, on such date and at such time as the Board of Directors shall determine.

Section 2.3. Special meetings of the shareholders may be called at any time by the chairman of the Board, the President, a majority of the Board of Directors or of its Executive Committee. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date of the meeting, to be held not more than sixty (60) days after the receipt of the request and to give due notice thereof. If the secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 2.4. Written notice of all meetings, other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute or by these Bylaws, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the Corporation.

Section 2.5. The officer presiding over a shareholders’ meeting shall have any and all powers and authority necessary, in such officer’s sole discretion, to conduct an orderly meeting, preserve order and determine any and all procedural matters. The officer presiding over a shareholders’ meeting may also establish such rules and regulations for the conduct of the meeting as such officer may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, including the ability to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of shareholders is completed, the officer presiding over the shareholders’ meeting is expressly authorized to temporarily adjourn and postpone the meeting from time to time subject to any limitations for adjournment specified elsewhere in these bylaws.

Section 2.6.

(a) Except as otherwise provided by law or in these bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer’s sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (ii) be brought before the meeting at the direction of the Board of Directors, or (iii) in the case of an annual meeting of shareholders, have been specified in a written notice given to the Corporation by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the “Shareholder Notice”), in accordance with all of the requirements set forth below.

(b) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President or Secretary (i) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to such anniversary date, provided, that a proposal submitted by a shareholder for inclusion in the Corporation’s proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Securities Exchange Act of 1934 Rule 14a-8 (including timeliness), or any successor rule, shall be deemed to have also been submitted timely pursuant to these by laws and (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting, not later than the close of business on the fifth (5th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the Financial Industry Regulatory Authority) was made. Each such Shareholder Notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of the Corporation which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Shareholder Notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Corporation adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

ARTICLE 3

QUORUM OF SHAREHOLDERS

Section 3.1. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding fifteen (15) days as the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

ARTICLE 4

VOTING RIGHTS

Section 4.1. Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders’ meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record dated fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

Section 4.2. When a quorum is present at any meeting, the vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall decide any question brought before such meeting except as may be otherwise provided by statute or by the Articles of Incorporation.

Section 4.3. Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

ARTICLE 5

PROXIES

Section 5.1. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

ARTICLE 6

RECORD DATE

Section 6.1. The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

ARTICLE 7

VOTING LISTS

Section 7.1. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during the entire meeting. The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

ARTICLE 8

JUDGES OF ELECTION

Section 8.1. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the holders of shares, present in person or by proxy, entitled to cast at least nine (9) votes which all shareholders are entitled to cast shall determine whether one (1) or three (3) judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three (3) judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

ARTICLE 9

CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

Section 9.1. Any action required to be taken at a meeting of shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

ARTICLE 10

DIRECTORS

Section 10.1. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation’s then existing Board of Directors) shall so notify the Secretary of the Corporation in accordance with Section 2.6(b). Such notification, in addition to complying with the requirements of Section 2.6(b), shall contain the following information to the extent known by the notifying shareholder:

(a)	the name and address of each proposed nominee;

(b)	the age of each proposed nominee;

(c)	the principal occupation of each proposed nominee;

(d)	the number of shares of the Corporation owned by each proposed nominee;

(e)	the total number of shares, to the knowledge of the notifying shareholder, which will be voted for each proposed nominee;

(f)	the name and residence address of the notifying shareholder; and

(g)	the number of shares of the Corporation owned by the notifying shareholder.

Any nomination for director not made in accordance with this section shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

Section 10.2. The number of directors that shall constitute the whole Board of Directors shall be not less than five (5) nor more than twenty-five (25). The Board of Directors shall be classified into three (3) classes, each class to be as nearly equal in number as possible and each class to be elected for a term of three (3) years. The terms of the respective classes shall expire in successive years. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three (3) years, so that the term of office of one class of directors shall expire in each year. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications. Except as otherwise provided in Section 10.6, no person may serve as a director after the age of 73 years old.

Section 10.3.

(a) At the consummation of the merger (the “Effective Time”) of Penseco Financial Services Corporation (“Penseco”) with and into the Corporation (the “Merger”), the total number of persons serving on the board of directors of the Corporation shall be fourteen (14). Six (6) of the fourteen (14) persons to serve initially on the board of directors of the Corporation at the Effective Time shall be selected by Peoples board of directors and eight (8) of the fourteen (14) persons shall be selected by the Penseco board of directors from among the current directors of Peoples and Penseco, respectively, who, except for executive officers, are independent directors, as provided in the NASDAQ Stock Market Marketplace Rules and who meet the eligibility requirements for a director under the Corporations’s bylaws. The directors from each Peoples and Penseco shall be evenly distributed as close as possible among the three (3) classes, A, B, and C, of the Corporation after the Effective Time with two (2) classes having five (5) directors and one (1) class having four (4) directors each to serve until their successors are duly elected and qualified in accordance with applicable law, the articles of incorporation, and the bylaws of the Corporation.

(b) For three (3) years immediately after the Effective Time, unless the board of directors of the Corporation shall determine otherwise upon the approval of at least 80% of the board of directors of the Corporation, director nominees shall be selected, or recommended for the board of directors’ selection, by a nominating committee comprised solely of independent directors (the “Nominating Committee”), and more particularly as follows. With respect to any directorship held by an incumbent Continuing Peoples Director whose term is expiring at any such meeting, a subcommittee of the Nominations Committee comprised solely of Continuing Peoples Directors shall select, or recommend for the board’s selection, a director nominee who, except for executive officers, is an independent director as provided in the NASDAQ Stock Market Marketplace Rules and who meets the requirements for a director under the Corporation’s bylaws for election or reelection to such directorship. A “Continuing Peoples Director” shall mean any member of the board of directors of the Corporation who was a director of Peoples immediately prior to the Effective Time, or any other member of the board of directors of the Corporation who was nominated in accordance with the preceding sentence. With respect to any directorship held by an incumbent Continuing Penseco Director whose term is expiring at any such meeting, a subcommittee of the Nominations Committee comprised solely of Continuing Penseco Directors shall select, or recommend for the board’s selection, a director nominee who, except for executive officers, is an independent director as provided in the NASDAQ Stock Market Marketplace Rules and who meets the requirements for a director under the Corporation’s bylaws above for election or reelection to such directorship. A “Continuing Penseco Director” shall mean any member of the board of directors of the Surviving Corporation who was a director of Penseco immediately prior to the Effective Time, or any other member of the board of directors of the Corporation who was nominated in accordance with the preceding sentence.

Section 10.4 For three (3) years following the Effective Time, directors formerly of Peoples and Penseco shall have prorata representation on all committees based upon the representative number of directors of each party on the board of directors as of the Effective Time, unless the Board of Directors of the Corporation shall determine otherwise upon the approval of 80% of the directors of the entire Board of Directors.

Section 10.5 The Board of Directors may declare vacant the office of a director if he or she is declared of unsound mind by an order of court or convicted of a felony or for any other proper cause or if, within thirty (30) days after notice of election, he or she does not accept such office either in writing or by attending a meeting of the Board of Directors.

Section 10.6 All Directors, upon reaching the mandatory retirement age of 73 years, shall be permitted to serve as a director for the remainder of their term after which they shall no longer be eligible to serve as a director. Notwithstanding the foregoing, each director appointed to the Corporation’s Board of Directors in connection with the Merger and Section 10.3 hereof shall be eligible to stand for election to one additional three (3) year term, regardless of their age, unless the Board of Directors of the Corporation shall determine otherwise upon the approval of 80% of the directors of the entire Board of Directors.

ARTICLE 11

VACANCIES ON BOARD OF DIRECTORS

Article 11.1. Except as provided in Section 10.3 above, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

ARTICLE 12

POWERS OF BOARD OF DIRECTORS

Section 12.1. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

Section 12.2. The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The Executive Committee shall consist of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President and not less than one (1) nor more than three (3) other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries). The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the President. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law. The Committees of the Board of Directors of the Corporation and their respective responsibilities shall be as set forth on Exhibit A hereto.

ARTICLE 13

MEETINGS OF THE BOARD OF DIRECTORS

Section 13.1. An organization meeting may be held immediately following the annual shareholders’ meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

Section 13.2. Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

Section 13.3. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day’s notice to each director, either personally or by mail, courier service, facsimile transmission, email or other electronic communication, or telephone; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three (3) directors.

Section 13.4. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these bylaws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

ARTICLE 14

INFORMAL ACTION BY THE BOARD OF DIRECTORS

Section 14.1. If all the directors shall severally or collectively consent in writing, to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

ARTICLE 15

COMPENSATION OF DIRECTORS

Section 15.1. Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE 16

OFFICERS

Section 16.1. The officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 16.2. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 16.3. The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors’ judgment it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions thereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

ARTICLE 17

THE CHAIRMAN OF THE BOARD

Section 17.1. The Chairman of the Board shall preside at all meetings of shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

ARTICLE 18

THE PRESIDENT

Section 18.1. The President shall be the chief executive officer of the Corporation. The President shall (a) have general and active management of the business of the Corporation, (b) see that orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statue exclusively conferred on the president, to any other officer or officers of the Corporation and (c) execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and directors. If there is no Chairman of the Board, the President shall have and exercise all powers conferred by these bylaws or otherwise on the Chairman of the Board.

ARTICLE 19

THE VICE PRESIDENT

Section 19.1. The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these bylaws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as “executive,” “senior,” or by departmental or functional classification.

ARTICLE 20

THE SECRETARY

Section 20.1. The Secretary shall attend all meetings of the shareholders and directors and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a Corporation and such other duties as may be assigned to the Secretary by the Board of Directors or the President.

ARTICLE 21

THE TREASURER

Section 21.1. The Treasurer shall (a) have the custody of the corporate funds and securities, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and (c) perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

ARTICLE 22

ASSISTANT OFFICERS

Section 22.1. Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

ARTICLE 23

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 23.1 The Corporation shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer and /or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 23.2 The Corporation shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

Section 23.3 Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three (3) disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

Section 23.4 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 23.5 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE 24

SHARE CERTIFICATES

Section 24.1. The share certificates of the Corporation shall be numbered and registered in a share register as they are issued, shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be, shall be signed by the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors; and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

Section 24.2 Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 24.1 shall not apply to uncertificated shares and, in lieu thereof, the Board of Directors shall adopt alternative procedures for registration of transfers.

ARTICLE 25

TRANSFER OF SHARES

Section 25.1. Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the share register of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

ARTICLE 26

LOST CERTIFICATES

Section 26.1. Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefore, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person’s making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

ARTICLE 27

DIVIDENDS

Section 27.1. The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

Section 27.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

ARTICLE 28

FINANCIAL REPORT TO SHAREHOLDERS

Section 28.1. The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

ARTICLE 29

INSTRUMENTS

Section 29.1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the President or the Board of Directors may from time to time designate.

Section 29.2. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the President or other persons as may be designated by him.

ARTICLE 30

FISCAL YEAR

Section 30.1. The fiscal year of the Corporation shall be the calendar year.

ARTICLE 31

SEAL

Section 31.1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Pennsylvania.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

ARTICLE 32

NOTICES AND WAIVERS THEREOF

Section 32.1. Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these bylaws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail by first class or express mail postage prepaid, or courier service, charges prepaid, facsimile transmission, email or other electronic communication, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or the courier service for transmission to such person. If notice is sent by facsimile transmission, email or other electronic communication it shall have been deemed to have been given to the person entitled thereto when sent. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

Section 32.2. Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of the shareholders.

ARTICLE 33

AMENDMENTS

Section 33.1. These bylaws may be altered, amended or repealed by (a) the affirmative vote of the shareholders entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are then entitled to cast at any regular or special meeting duly convened after notice to the shareholders of that purpose or (b) by the affirmative vote of a majority of the members of the Board of Directors, except Article 10 of these bylaws which for three (3) years following the Effective Time require the affirmative vote of eighty percent (80%) or more of the members of the Board of Directors, at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the shareholders entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are then entitled to cast.

EXHIBIT A

COMMITTEES OF THE BOARD

(Unless otherwise specifically indicated, Committees are concurrent committees of Peoples Financial Services Corp. and Peoples Neighborhood Bank)

Executive Committee The Executive Committee shall consist of the Board Chairman, if any, the Vice Chairman, if any, and President plus not less than one, but no more than three (3), other directors. The Executive Committee will meet on an as necessary basis and may exercise the authority of the Board to the extent permitted by law during intervals between meetings of the Board. This committee may also be assigned other duties by the Bank’s Board.

Compensation Committee See Compensation Committee Charter.

Audit Compliance Committee See Audit Committee Charter.

Nominating and Governance Committee See Nominating and Governance Committee Charter.

Asset/Liability Committee The primary objectives of the Asset/Liability management process include: optimize earnings and return on assets and equity within acceptable and controllable levels; provide for growth that is sound, profitable and balanced without sacrificing the quality of service; and manage and maintain policy and procedures that are consistent with the short and long term strategic goals of the Board of Directors. To this end, the Asset/Liability Committee is responsible for risk management within the following key areas; interest rate; price; liquidity; investment/credit; and budget. The committee meets monthly and consists of the Board of Directors and key bank officers.

Human Resources and Marketing Committee The Human Resources and Marketing Committee of the Bank is responsible for sound human resources management and training e.g., in employment, compensation, and performance appraisal. This committee is also responsible for evaluation, planning and supervision of the marketing and advertising of the Bank’s products and services, and also oversees community involvement and other public relations activities. The Human Resources and Marketing Committees meet on a quarterly basis with the Human Resources and Marketing managers and other executive officers.

Loan Administration Committee The Loan Administration Committee of the Bank assists the Bank’s Board of Directors in discharging its responsibility for the lending activities of the Bank by reviewing loans, lines of credits, floor plans, customers, financial statements, and by monitoring loan review and compliance. The Loan Administration Committee recommends lending authorizations and is responsible for assuring that the Bank’s loan activities are carried out in accordance with loan policies. This committee is also responsible for insuring the adequacy of the Bank’s loan loss reserve. The Loan Administration Committee meets with the Loan Administration manager and other executive officers on a quarterly basis.

Branch Committee The Branch Committees of the Bank shall consist of the Directors assigned to or representing a particular community office. This committee will meet with the Branch Manager, executive officers of the Bank and association directors of that office on a monthly basis to discuss the progress and/or problems of the particular office they represent. The Committee may make recommendations on unlimited matters concerning that office for consideration at the monthly Director’s Meeting.